NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

Reports modest improvement in net income

Increases 2008 earnings per share guidance range

SIOUX FALLS, S.D. – Oct. 30, 2008 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended Sept. 30, 2008.

Highlights for the quarter include:

•	Net income improved to $13.4 million in the third quarter of 2008 compared with $13.2 million in the third quarter of 2007;
•	Completed a share buyback program for approximately 3.1 million shares amounting to approximately $77.7 million;
•	Increased expected GAAP earnings guidance for 2008 to be $1.65 - $1.80/fully diluted share;
•	Filed a request with the MPSC for advanced approval of the proposed $206 million, 150 MW Mill Creek Generating Station;
•	Filed the Major Facility Siting Act and Environmental Report with the Montana Department of Environmental Quality for the proposed Mountain States Transmission Intertie project; and
•	Quarterly dividend of 33 cents per share declared for shareholders of record on Dec. 15, 2008, payable on Dec. 31, 2008.

Financial Results

Consolidated net income was $13.4 million or $.35 per diluted share for the quarter ended Sept. 30, 2008, a 1.5% increase compared with consolidated net income of $13.2 million or $.35 per diluted share for the quarter ended Sept. 30, 2007.

For the third quarter of 2008, net income improvements included an unrealized gain on forward contracts related to our Colstrip Unit 4 generating plant of approximately $10.2 million, lower legal and professional fees of approximately $4.3 million and rate increases of approximately $3.8 million. These improvements were offset by an increase in pension expense of $11.4 million related to the pension plan for our Montana employees, a reduction in volumes caused by milder weather of approximately $2 million, as well as increased labor, benefits and severance costs of approximately $2.8 million.

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

“We are pleased with our third quarter 2008 net income, particularly considering it included a charge of approximately $11.4 million related to pension expense,” said Bob Rowe, President and CEO. “In addition, despite the recent decline in national economic conditions, our balance sheet, liquidity and operational cash flows remain strong.”

Consolidated net income for the nine months ended Sept. 30, 2008 was $46.3 million, an increase of $11.5 million, or 33.1%, over $34.8 million in 2007.

For the first nine months of 2008, net income improvements included an increase in volumes contributing $17.5 million caused by colder winter weather, an increase in plant availability at Colstrip Unit 4 and customer growth, rate increases of approximately $14.4 million, and lower legal and professional fees of approximately $6.0 million, compared with the first nine months of 2007. These improvements were offset by an increase in pension expense of $11.4 million, as well as approximately $10.0 million lower margins in the unregulated electric segment due to lower prices and increased fuel supply costs.

Consolidated gross margin for the third quarter of 2008 was $141.7 million compared with $126.8 million for the third quarter of 2007. The increase in gross margin was primarily due to an unrealized gain of approximately $10.2 million on forward contracts due to changes in forward prices of electricity in the unregulated electric segment as well as rate increases in the regulated electric and natural gas segments of about $3.8 million.

Consolidated gross margin for the nine months ended Sept. 30, 2008 was $425.8 million, an increase of $33.3 million over the first nine months of 2007 due primarily to rate increases, volume increases, an unrealized gain on forward contracts and reduced qualifying facility supply costs.

Consolidated operating, general and administrative expenses were $63.4 million for the third quarter of 2008 compared with $52.5 million for the third quarter of 2007. The increase was due primarily to an $11.4 million increase in pension expense. Pension costs in Montana are included in expense on a pay-as-you-go (cash funding) basis. In 2005, the MPSC authorized the recognition of pension costs based on an average of the annual funding to be made over a 5-year period for the calendar years 2005 through 2009. Based on plan asset market losses through September 2008, we have increased our 2009 cash funding projections for our Montana plan from $17.0 million to approximately $47.0 million, which exceeds our original estimated minimum funding requirements. In accordance with the MPSC’s 2005 authorization, this will result in annual pension expense for 2008 and 2009 of $37.5 million, which is approximately $15.2 million higher than our original projection.

“Our employees are critical to the business, so we plan a total payment of approximately $54 million companywide to the pension plan in 2009, approximately $30 million more than we had originally projected,” added Rowe. “We also plan to offset that incremental pension funding by delaying capital expenditures in our growth projects by a similar amount in 2009.”

Consolidated operating, general and administrative expenses were $177.3 million for the nine months ended Sept. 30, 2008 as compared with $173.6 million in same period of 2007. The increase was due primarily to an increase in pension expense offset by a decrease in operating lease expense related to the purchase of our previously leased interest in Colstrip Unit 4.

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

Property and other taxes were $21.7 million in the third quarter of 2008 compared with $20.4 million in the same period of 2007. For the nine months ended Sept. 30, 2008, property and other taxes were $66.0 million compared with $61.7 million in the same period of 2007.

Depreciation expense was $21.3 million in the third quarter of 2008 compared with $20.7 million in the same period of 2007. The increase in depreciation expense was related primarily to the purchase of the previously leased interest in Colstrip Unit 4. For the nine months ended Sept. 30, 2008, depreciation expense was $63.6 million compared with $61.4 million in the same period of 2007.

Interest expense was $15.6 million for the third quarter of 2008 compared with $14.6 million for the third quarter of 2007, primarily related to the additional debt incurred for the purchase of the previously leased interest in Colstrip Unit 4. For the nine months ended Sept. 30, 2008, interest expense was $47.5 million compared with $42.4 million in the same period of 2007.

Results from Regulated Operations

Regulated electric gross margin for the third quarter of 2008 was $94.7 million, up 2.7 percent, compared with $92.2 million for the same period in 2007. This $2.5 million increase was primarily due to a rate increase in this segment.

Regulated retail electric volumes for the third quarter of 2008 totaled 2,626,000 megawatt hours compared with 2,666,000 megawatt hours for the third quarter of 2007, a 1.5% decrease. The decrease was due primarily to cooler summer weather than the same period in 2007. Wholesale electric volumes were 71,000 megawatt hours for the third quarter 2008, an increase from 54,000 megawatt hours for the same period of 2007, due primarily to increased plant availability in the South Dakota generation facilities.

Regulated electric gross margin for the nine months ended Sept. 30, 2008 increased $19.5 million as compared with the same period in 2007, due primarily to rate increases, reduced qualifying facility supply costs, and volume increases from customer growth, colder winter weather and plant availability.

Regulated retail electric volumes for the nine months ended Sept. 30, 2008 totaled 7,630,000 megawatt hours, an increase of 1.7% as compared with the same period in 2007. Regulated wholesale electric volumes for the first nine months in 2008 were 202,000 megawatt hours, an increase from 119,000 megawatt hours in the same period in 2007, due to an increase in customer loads.

Regulated natural gas gross margin was $22.8 million for the third quarter of 2008 compared with $20.8 million for the third quarter in 2007. The increase was primarily due to rate increases and increased volumes due to 1.0% customer growth.

Regulated retail natural gas volumes were 2,344,000 dekatherms for the third quarter of 2008, an increase of 5.4% compared with 2,223,000 dekatherms for the same period in 2007. The increase in volumes was primarily due to customer growth.

Regulated natural gas gross margin for the first nine months of 2008 was $103.8 million compared with $88.9 million for the same period in 2007. The increase was primarily due to increased volumes due to colder weather and 1.2% customer growth along with rate increases.

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

Regulated retail natural gas volumes were 22,571,000 dekatherms for the first nine months of 2008 compared with 20,035,000 dekatherms for the same period in 2007.

Results from Unregulated Operations

Gross margin from unregulated electric operations was $24.3 million for the third quarter of 2008, compared with $13.6 million for the third quarter of 2007, primarily due to an unrealized gain of approximately $10.2 million on forward contracts due to changes in forward prices of electricity. These contracts economically hedge a portion of our Colstrip Unit 4 output through 2009. Unrealized gains and losses will be recorded based on market prices through the duration of these contracts; however, they will ultimately reverse as the power is delivered.

Unregulated electric volumes were 440,000 megawatt hours in the third quarter of 2008 compared with 454,000 megawatt hours in the same period in 2007. Electric volumes at Colstrip Unit 4 decreased primarily due to reduced plant and transmission availability.

Unregulated electric gross margin for the nine months ended Sept. 30, 2008 was $42.6 million as compared with $42.0 million with the same period in 2007.

Unregulated retail electric volumes for the nine months ended Sept. 30, 2008 totaled 1,331,000 megawatt hours, an increase of 11.9% as compared with the same period in 2007.

Liquidity and Capital Resources

As of Sept. 30, 2008, cash and cash equivalents were $8.6 million compared with $4.7 million at Sept. 30, 2007. The Company had revolver availability of $120.3 million at Sept. 30, 2008 compared with $156.6 million at Sept. 30, 2007. The decrease in revolver availability was due primarily to the share buyback program completed amounting to approximately $78 million during the third quarter of 2008.

Cash provided by operating activities totaled $176.7 million during the first nine months of 2008, compared with $173.9 million during the nine months ended Sept. 30, 2007.

The Company used $80.9 million for investment activities during the nine months ended Sept. 30, 2008 compared with $116.7 million for the nine months ended Sept. 30, 2007. Capital expenditures for the nine months ended Sept. 30, 2008 were $81.0 million as compared with $77.9 million in 2007. In addition, in 2007 the Company used $40.2 million to complete the purchase of a portion of our previously leased interest in the Colstrip Unit 4 generating facility.

The Company used $100.0 million in financing activities during the nine months ended Sept. 30, 2008 compared with $54.4 million for the nine months ended Sept. 30, 2007. During the nine months ended Sept. 30, 2008 the Company used $78.6 million to repurchase shares of the Company and paid dividends on common stock of $38.0 million. During the nine months ended Sept. 30, 2007, the Company made debt repayments of $44.4 million and paid dividends on common stock of $34.4 million.

Colstrip Unit 4 Matters Update

In January 2008, the Company announced that it was performing an evaluation of our strategic options related to our 30% ownership interest in Colstrip Unit 4. On June 10, 2008, the Company entered into an agreement to sell our interest in Colstrip Unit 4 for $404 million in

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

cash, subject to certain working capital adjustments. The agreement provides a timeline of 120 days for us to explore the viability of placing this asset into our Montana utility rate base. The agreement also contains certain termination rights for both us and the buyer for which, under specified circumstances, the Company may be required to pay a termination fee of $6.3 million or the buyer may be required to pay a termination fee of $20 million.

Consistent with these terms, on June 30, 2008, the Company submitted a filing with MPSC to initiate a review process to determine if it would be in the public interest to place its interest in Colstrip Unit 4 into rate base at an equivalent value to the negotiated selling price including certain adjustments. A hearing was conducted in September, and the Company anticipates a ruling by the Montana Public Service Commission (“MPSC”) by mid-November. If the MPSC does not rate base at the equivalent value, the Company expects to complete the process to sell Colstrip 4 to Bicent (Montana) Power Company (“Bicent”) by year-end although the agreement allows for closing to occur at anytime before the end of January 2009.

Also related to Colstrip Unit 4 during the first quarter of 2008, the MPSC opened a proceeding to investigate our compliance with a 2004 MPSC order limiting our ability to provide loans, guarantees, advances, equity investments or working capital to subsidiaries or affiliates. A ruling on this matter is expected from the MPSC by mid-November.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 33 cents per share, payable on Dec. 31, 2008, to common shareholders of record as of Dec. 15, 2008.

2008 Earnings Outlook

NorthWestern increased its estimate for earnings per share in 2008 to be in the range of

$1.65 - $1.80 per fully diluted share. The guidance assumptions for 2008 include:

•	The Company’s year-to-date actual results of operations;
•	Impact of rate relief in the Company’s service territories;
•	Decreased lease expense and increased depreciation and interest expense related to the purchase of the previously leased interest in Colstrip Unit 4;
•	Lower average pricing on forward sales contracts and anticipated output volumes of 1.7 million megawatt hours at Colstrip Unit 4;
•	An after-tax increase in pension expense of approximately $9.4 million over the Company’s previous projection;
•	No after-tax unrealized gain or loss in the 2008 earnings for the forward contracts to hedge forward prices of electricity at Colstrip Unit 4;
•	An after-tax impact of additional insurance proceeds, ranging between $3.0 million and $5.0 million, anticipated in the fourth quarter of 2008;
•	Fully diluted average shares outstanding of 38.0 million; and
•	Normal weather in the Company’s electric and natural gas service territories for the fourth quarter of 2008.

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today (Oct. 30) at 11:00 am Eastern Time (10:00 a.m. Central Time) to review its financial results for the quarter ended Sept. 30, 2008.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at noon ET on Oct. 30, 2008, through Nov. 30, 2008, at 800-475-6701, access code 965194.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 650,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2008 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

In addition, we may not be able to complete the proposed Colstrip Unit 4 transaction due to a number of factors, including the failure to obtain regulatory approvals, the MPSC issuing an order providing the Colstrip Unit 4 interest will be included in NorthWestern’s rate base, the

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

exercise by existing owners of rights of first refusal, the occurrence of a material adverse effect, or failure to satisfy other closing conditions.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets	$278,254	$278,354
Property, Plant, and Equipment, Net	1,816,150	1,770,880
Goodwill	355,128	355,128
Regulatory Assets	124,534	123,041
Other Noncurrent Assets	19,748	19,977
Total Assets	$2,593,814	$2,547,380
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$20,732	$21,006
Current Liabilities	347,492	300,833
Long-term Capital Leases	37,117	38,002
Long-term Debt	805,851	787,360
Noncurrent Regulatory Liabilities	220,642	194,959
Deferred Income Taxes	115,214	74,046
Other Noncurrent Liabilities	292,537	308,150
Total Liabilities	1,839,585	1,724,356
Total Shareholders’ Equity	754,229	823,024
Total Liabilities and Shareholders’ Equity	$2,593,814	$2,547,380

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
OPERATING REVENUES	$272,244	$265,863	$934,725	$892,036
COST OF SALES	130,503	139,021	508,941	499,555
GROSS MARGIN	141,741	126,842	425,784	392,481
OPERATING EXPENSES
Operating, general and administrative	63,411	52,486	177,348	173,611
Property and other taxes	21,718	20,393	65,898	61,645
Depreciation	21,292	20,725	63,608	61,412
TOTAL OPERATING EXPENSES	106,421	93,604	306,854	296,668
OPERATING INCOME	35,320	33,238	118,930	95,813
Interest Expense	(15,629)	(14,633)	(47,478)	(42,380)
Other Income	1,218	909	1,640	1,646
Income Before Income Taxes	20,909	19,514	73,092	55,079
Income Tax Expense	(7,530)	(6,337)	(26,759)	(20,326)
Net Income	$13,379	$13,177	$46,333	$34,753
Average Common Shares Outstanding	38,057	36,471	38,665	36,063
Basic Earnings per Average Common Share	$0.35	$0.36	$1.20	$0.96
Diluted Earnings per Average Common Share	$0.35	$0.35	$1.19	$0.93
Dividends Declared per Average Common Share	$0.33	$0.33	$0.99	$0.95

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2007
Operating Activities:
Net Income	$46,333	$34,753
Noncash Items	92,607	85,925
Changes in Operating Assets and Liabilities	37,809	53,193
Cash Provided by Operating Activities	176,749	173,871

Cash Used in Investing Activities	(80,930)	(116,686)

Cash Used in Financing Activities	(100,017)	(54,436)

(Decrease) Increase in Cash and Cash Equivalents	(4,198)	2,749
Cash and Cash Equivalents, beginning of period	12,773	1,930
Cash and Cash Equivalents, end of period	$8,575	$4,679

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

Three months ended Sept. 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$208.0	$202.1	$5.9	2.9%
Total Cost of Sales	113.3	109.9	3.4	3.1
Gross Margin	$94.7	$92.2	$2.5	2.7%
% GM/Rev	45.5%	45.6%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	532	557	(25)	(4.5)%
South Dakota	130	142	(12)	(8.5)
Residential	662	699	(37)	(5.3)
Montana	853	871	(18)	(2.1)
South Dakota	237	231	6	2.6
Commercial	1,090	1,102	(12)	(1.1)
Industrial	786	770	16	2.1
Other	88	95	(7)	(7.4)
Total Retail Electric	2,626	2,666	(40)	(1.5)%
Wholesale Electric	71	54	17	31.5%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	265,258	261,769	3,489	1.3%
South Dakota	47,947	47,713	234	0.5
Residential	313,205	309,482	3,723	1.2
Montana	59,817	58,603	1,214	2.1
South Dakota	11,605	11,447	158	1.4
Commercial	71,422	70,050	1,372	2.0
Industrial	71	71	—	—
Other	7,640	7,506	134	1.8
Total Retail Electric	392,338	387,109	5,229	1.4%

	2008 as compared with:
Cooling Degree-Days	2007	Historic Average
Montana	43% colder	13% warmer
South Dakota	23% colder	11% colder

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

Nine months ended Sept. 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$583.6	$551.2	$32.4	5.9%
Total Cost of Sales	303.5	290.6	12.9	4.4
Gross Margin	$280.1	$260.6	$19.5	7.5%
% GM/Rev	48.0%	47.3%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	1,699	1,653	46	2.8%
South Dakota	394	393	1	0.3
Residential	2,093	2,046	47	2.3
Montana	2,408	2,413	(5)	(0.2)
South Dakota	658	627	31	4.9
Commercial	3,066	3,040	26	0.9
Industrial	2,320	2,250	70	3.1
Other	151	164	(13)	(7.9)
Total Retail Electric	7,630	7,500	130	1.7%
Wholesale Electric	202	119	83	69.7%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	265,727	262,050	3,677	1.4%
South Dakota	47,912	47,660	252	0.5
Residential	313,639	309,710	3,929	1.3
Montana	59,471	58,143	1,328	2.3
South Dakota	11,486	11,335	151	1.3
Commercial	70,957	69,478	1,479	2.1
Industrial	71	71	—	—
Other	5,951	5,933	18	0.3
Total Retail Electric	390,618	385,192	5,426	1.4%

	2008 as compared with:
Cooling Degree-Days	2007	Historic Average
Montana	42% colder	8% warmer
South Dakota	32% colder	17% colder

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Three months ended Sept. 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$45.6	$37.1	$8.5	22.9%
Total Cost of Sales	22.8	16.3	6.5	39.9
Gross Margin	$22.8	$20.8	$2.0	9.6%
% GM/Rev	50.0%	56.1%

	Volumes Dekatherms
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	941	892	49	5.5%
South Dakota	126	124	2	1.6
Nebraska	160	160	—	—
Residential	1,227	1,176	51	4.3
Montana	571	556	15	2.7
South Dakota	246	181	65	35.9
Nebraska	278	290	(12)	(4.1)
Commercial	1,095	1,027	68	6.6
Industrial	15	15	—	—
Other	7	5	2	40.0
Total Retail Gas	2,344	2,223	121	5.4%

Average Customer Counts	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	154,403	152,123	2,280	1.5%
South Dakota	36,169	36,261	(92)	(0.3)
Nebraska	35,960	35,849	111	0.3
Residential	226,532	224,233	2,299	1.0
Montana	21,601	21,207	394	1.9
South Dakota	5,684	5,712	(28)	(0.5)
Nebraska	4,461	4,451	10	0.2
Commercial	31,746	31,370	376	1.2
Industrial	301	307	(6)	(2.0)
Other	140	140	—	—
Total Retail Gas	258,719	256,050	2,669	1.0%

2008 as compared with:
Heating Degree-Days	2007	Historic Average
Montana	11% colder	8% warmer
South Dakota	42% colder	10% warmer
Nebraska	45% colder	6% colder

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Nine months ended Sept. 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$297.8	$257.3	$40.5	15.7%
Total Cost of Sales	194.0	168.4	25.6	15.2
Gross Margin	$103.8	$88.9	$14.9	16.8%
% GM/Rev	34.9%	34.6%

	Volumes Dekatherms
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	9,033	7,881	1,152	14.6%
South Dakota	2,322	2,116	206	9.7
Nebraska	2,091	1,954	137	7.0
Residential	13,446	11,951	1,495	12.5
Montana	4,563	4,066	497	12.2
South Dakota	2,166	1,796	370	20.6
Nebraska	2,157	1,997	160	8.0
Commercial	8,886	7,859	1,027	13.1
Industrial	150	111	39	35.1
Other	89	114	(25)	(21.9)
Total Retail Gas	22,571	20,035	2,536	12.7%

Average Customer Counts	2008	2007	Change	% Change
Retail Gas
Montana	155,236	152,677	2,559	1.7%
South Dakota	36,527	36,559	(32)	(0.1)
Nebraska	36,397	36,244	153	0.4
Residential	228,160	225,480	2,680	1.2
Montana	21,685	21,234	451	2.1
South Dakota	5,761	5,746	15	0.3
Nebraska	4,524	4,516	8	0.2
Commercial	31,970	31,496	474	1.5
Industrial	304	312	(8)	(2.6)
Other	140	140	—	—
Total Retail Gas	260,574	257,428	3,146	1.2%

2008 as compared with:
Heating Degree-Days	2007	Historic Average
Montana	14% colder	2% colder
South Dakota	12% colder	4% colder
Nebraska	12% colder	5% colder

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

Three months ended Sept. 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$20.1	$18.8	$1.3	6.9%
Total Cost of Sales	(4.2)	5.2	(9.4)	(180.8)
Gross Margin	$24.3	$13.6	$10.7	78.7%
% GM/Rev	120.9%	72.3%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Wholesale Electric	440	454	(14)	(3.1)%

NorthWestern Reports Third Quarter 2008 Financial Results

Oct. 30, 2008

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

Nine months ended Sept. 30, 2008

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$57.1	$55.7	$1.4	2.5%
Total Cost of Sales	14.5	13.7	0.8	5.8
Gross Margin	$42.6	$42.0	$0.6	1.4%
% GM/Rev	74.6%	75.4%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Wholesale Electric	1,331	1,189	142	11.9%